Exhibit 99.1

Investor Relations Contact:	Media Relations Contact:
Sujal Shah	Mitch Seigle
610-712-5471	408-954-3225
sujal.shah@lsi.com	mitch.seigle@lsi.com

cc09-33
LSI Reports First Quarter 2009 Results
MILPITAS, Calif., April 29, 2009 — LSI Corporation (NYSE: LSI) today reported results for its first quarter ended April 5, 2009.
First Quarter News Release Summary
•	First quarter 2009 revenues of $482 million

•	First quarter 2009 GAAP* net loss of ($0.16) per share

•	First quarter 2009 non-GAAP** net loss of ($0.03) per share

•	Cash and short-term investments of $1.1 billion
Second Quarter 2009 Business Outlook
•	Projected revenues of $470 million to $530 million

•	GAAP* net loss in the range of ($0.09) to ($0.19) per share

•	Non-GAAP** net income (loss) in the range of $0.01 to ($0.06) per share

*	Generally Accepted Accounting Principles.

**	Excludes goodwill and other intangible asset impairment charges, stock-based compensation, amortization of acquisition-related intangibles, restructuring of operations and other items, net, loss on write-down of debt/equity securities, gain on repurchase of convertible subordinated notes and acquired in-process research and development. It also excludes the income tax effect associated with the above mentioned items.

First quarter 2009 revenues were $482 million, a 27% decrease year-over-year compared to $661 million reported in the first quarter of 2008, and down 21% sequentially compared to $610 million reported in the fourth quarter of 2008.
First quarter 2009 GAAP* net loss was $104 million or 16 cents per share, compared to first quarter 2008 GAAP net loss of $14 million or 2 cents per share. First quarter 2009 GAAP results compare to fourth quarter 2008 GAAP net loss of $606 million or 94 cents per share. First quarter 2009 GAAP net loss included a net charge of $86 million from special items, consisting primarily of $42.7 million of amortization of acquisition-related items, $25.2 million in net restructuring and other items and $18 million of stock-based compensation expense.
First quarter 2009 non-GAAP** net loss was $18 million or 3 cents per share, compared to first quarter 2008 non-GAAP net income of $64 million or 10 cents per diluted share. Fourth quarter 2008 non-GAAP net income was $41 million or 6 cents per diluted share.
Cash and short-term investments totaled approximately $1.1 billion at quarter end.
“Despite continued macroeconomic uncertainty, our first quarter revenues were above the midpoint of our guidance range with our storage semiconductor and networking businesses demonstrating strength late in the quarter,” said Abhi Talwalkar, LSI president and chief executive officer. “We have also significantly lowered our operating expenses while continuing to invest in key opportunities which position us to grow at above-market rates coming out of the downturn.”
Bryon Look, LSI CFO and chief administrative officer, said, “Through a combination of effective cost controls and streamlining actions, operating expenses for the quarter came in below our expected range. Inventory levels were also sequentially down and sharply lower on a year-over-year basis, contributing to our continued balance sheet strength.”

LSI Second Quarter 2009 Business Outlook

	GAAP*	Special Items	Non-GAAP**
Revenue	$470 million to $530 million		$470 million to $530 million
Gross Margin	33 — 37%	$33 to $40 million	41 — 43%
Operating Expenses	$245 million to $268 million	$32 to $45 million	$213 million to $223 million
Net Other Income	($2) million		($2) million
Tax	Approximately $6 million		Approximately $6 million
Net (Loss)/Income Per Share	($0.19) to ($0.09)	($0.10) to ($0.13)	($0.06) to $0.01
Diluted Share Count	650 million		650 million
Capital spending is projected to be around $15 million in the second quarter and approximately $50 million in total for 2009.
Depreciation and software amortization is projected to be around $20 million in the second quarter and approximately $90 million in total for 2009.
LSI Conference Call Information
LSI will hold a conference call today at 2 p.m. PDT to discuss first quarter financial results and the second quarter 2009 business outlook. Internet users can access the conference call at http://www.lsi.com/webcast. Subsequent to the conference call, a replay will be available at the same web address.
Forward Looking Statements: This news release contains forward-looking statements that are based on the current opinions and estimates of management. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: our reliance on major customers and suppliers; our ability to keep up with rapid technological change; our ability to compete successfully in competitive markets; our ability to successfully transition the operations of Agere Systems to our enterprise resource planning system; fluctuations in the timing and volumes of customer demand; the unavailability of appropriate levels of manufacturing capacity; and general industry and market conditions. For additional information, see the documents filed by LSI with the Securities and Exchange Commission, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K and 10-Q. LSI disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.
About LSI
LSI Corporation (NYSE: LSI) is a leading provider of innovative silicon, systems and software technologies that enable products which seamlessly bring people, information and digital content together. The company offers a broad portfolio of capabilities and services including custom and standard product ICs, adapters, systems and software that are trusted by the world’s best known brands to power leading solutions in the Storage and Networking markets. More information is available at www.lsi.com.
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Editor’s Notes:
1.	All LSI news releases (financial, acquisitions, manufacturing, products, technology, etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsi.com.

2.	LSI and the LSI logo design are trademarks or registered trademarks of LSI Corporation.

3.	All other brand or product names may be trademarks or registered trademarks of their respective companies.

LSI CORPORATION
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	April 5,	December 31,	March 30,
	2009	2008	2008
Assets

Current assets:
Cash and short-term investments	$1,073.8	$1,119.1	$1,236.8
Accounts receivable, net	273.3	304.0	332.1
Inventories	201.2	220.5	258.6
Prepaid expenses and other current assets	136.7	155.9	158.6

Total current assets	1,685.0	1,799.5	1,986.1

Property and equipment, net	226.6	236.0	235.2
Goodwill and other intangible assets, net	1,022.9	1,065.6	1,665.9
Other assets	243.5	243.1	252.5

Total assets	$3,178.0	$3,344.2	$4,139.7

Liabilities and Stockholders’ Equity

Current liabilities:
Current portion of long-term debt	$244.6	$245.1	$—
Other current liabilities	490.0	552.4	729.0

Total current liabilities	734.6	797.5	729.0

Long-term debt	350.0	350.0	717.2
Pension, tax and other liabilities	750.8	755.8	407.0

Total liabilities	1,835.4	1,903.3	1,853.2

Minority interest in subsidiary	—	—	0.3

Stockholders’ equity:
Common stock and additional paid-in capital	6,088.4	6,065.3	5,959.2
Accumulated deficit	(4,464.3)	(4,360.8)	(3,752.1)
Accumulated other comprehensive income/(loss)	(281.5)	(263.6)	79.1

Total stockholders’ equity	1,342.6	1,440.9	2,286.2

Total liabilities and stockholders’ equity	$3,178.0	$3,344.2	$4,139.7

LSI CORPORATION
Consolidated Statements of Operations (GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	April 5,	December 31,	March 30,
	2009	2008	2008
Revenues	$482,279	$609,959	$660,747
Cost of revenues	276,584	334,398	356,878
Amortization of acquisition related intangibles	33,610	46,074	42,255
Stock-based compensation expense	2,013	2,384	2,061

Total cost of revenues	312,207	382,856	401,194

Gross profit	170,072	227,103	259,553

Research and development	147,422	155,899	161,894
Stock-based compensation expense	7,862	7,229	7,823

Total research and development	155,284	163,128	169,717

Selling, general and administrative	66,519	76,211	77,708
Amortization of acquisition related intangibles	9,123	15,019	13,434
Stock-based compensation expense	8,115	8,378	7,911

Total selling, general and administrative	83,757	99,608	99,053

Restructuring of operations and other items, net	25,205	16,848	4,564
Goodwill and intangible asset impairment charges	—	541,586	—

Loss from operations	(94,174)	(594,067)	(13,781)
Interest expense	(7,236)	(8,013)	(8,978)
Interest income and other, net	5,863	5,231	14,631

Loss before income taxes	(95,547)	(596,849)	(8,128)
Provision for income taxes	8,000	9,500	5,500

Net loss	$(103,547)	$(606,349)	$(13,628)

Net loss per share:
Basic	$(0.16)	$(0.94)	$(0.02)

Diluted	$(0.16)	$(0.94)	$(0.02)

Shares used in computing per share amounts:
Basic	648,459	646,315	661,984

Diluted	648,459	646,315	661,984

A reconciliation of net loss on the GAAP basis to non-GAAP net income or loss is included below.

	Three Months Ended
	April 5,	December 31,	March 30,
Reconciliation of GAAP net loss to non-GAAP net (loss)/income:	2009	2008	2008
GAAP net loss	$(103,547)	$(606,349)	$(13,628)

Special items:
a) Stock-based compensation expense — cost of revenues	2,013	2,384	2,061
b) Stock-based compensation expense — R&D	7,862	7,229	7,823
c) Stock-based compensation expense — SG&A	8,115	8,378	7,911
d) Amortization of acquisition related intangibles - cost of revenues	33,610	46,074	42,255
e) Amortization of acquisition related intangibles — SG&A	9,123	15,019	13,434
f) Restructuring of operations and other items, net	25,205	16,848	4,564
g) Goodwill and intangible asset impairment charges	—	541,586	—
h) Write-down of debt and equity securities	—	10,773	—
i) Gain on repurchase of convertible subordinated notes	—	(3,178)	—
j) Income tax effect of above items	—	2,529	(94)

Total special items	85,928	647,642	77,954

Non-GAAP net income/(loss)	$(17,619)	$41,293	$64,326

Non-GAAP net income/(loss) per share:
Basic	$(0.03)	$0.06	$0.10

Diluted	$(0.03)	$0.06	$0.10

Shares used in computing non-GAAP per share amounts:
Basic	648,459	646,315	661,984

Diluted	648,459	646,512	662,485

	Three Months Ended
Reconciliation of GAAP to non-GAAP shares used in the	April 5,	December 31,	March 30,
calculation of diluted per share amounts:	2009	2008	2008
Diluted shares used in per-share computation — GAAP	648,459	646,315	661,984
Dilutive stock awards	—	197	501

Diluted shares used in per-share computation — non-GAAP	648,459	646,512	662,485

LSI CORPORATION
Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	April 5,	December 31,	March 30,
	2009	2008	2008
Operating activities:
Net loss	$(103,547)	$(606,349)	$(13,628)
Adjustments:
Depreciation and amortization *	65,079	84,278	78,328
Stock-based compensation expense	17,990	17,991	17,795
Non-cash restructuring and other items	(1)	(1,052)	(3,291)
Goodwill and intangible asset impairment charges	—	541,586	—
Gain on repurchase of convertible subordinated notes	—	(3,178)	—
Write-down of debt and equity securities	—	10,773	—
Loss/(gain) on sale of property and equipment, including assets held-for-sale	100	(137)	(12)
Non-cash foreign exchange (gain)/loss	(12,384)	18,481	12,918
Changes in deferred tax assets and liabilities	73	5,630	2,115
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable, net	30,690	97,149	74,272
Inventories	19,340	(10,577)	(17,719)
Prepaid expenses and other assets	32,443	42,832	(4,317)
Accounts payable	(63,535)	(37,806)	(39,432)
Accrued and other liabilities	3,905	(61,434)	(10,828)

Net cash (used in)/provided by operating activities	(9,847)	98,187	96,201

Investing activities:
Purchases of debt securities available-for-sale	(10)	(31,947)	(44,151)
Proceeds from maturities and sales of debt securities available-for-sale	35,882	108,438	50,904
Purchases of equity securities	(5,000)	—	(3,500)
Purchases of property, equipment and software	(25,463)	(39,584)	(35,230)
Proceeds from sale of property and equipment	7	2,274	6,333
Proceeds from maturity of notes receivable associated with sale of semiconductor operations in Thailand	—	20,000	—
Proceeds received from the resolution of a pre-acquisition income tax contingency	—	—	4,821

Net cash provided by/(used in) investing activities	5,416	59,181	(20,823)

Financing activities:
Repurchase of convertible subordinated notes	—	(116,636)	—
Issuance of common stock	1	6,558	346
Purchase of minority interest in subsidiary	—	(70)	—
Purchase of common stock under repurchase programs	—	—	(229,231)

Net cash provided by/(used in) financing activities	1	(110,148)	(228,885)

Effect of exchange rate changes on cash and cash equivalents	(2,366)	(2,829)	1,816

(Decrease)/increase in cash and cash equivalents	(6,796)	44,391	(151,691)

Cash and cash equivalents at beginning of period	829,301	784,910	1,021,569

Cash and cash equivalents at end of period	$822,505	$829,301	$869,878

*	Depreciation of fixed assets and amortization of intangible assets, software, capitalized intellectual property, premiums on short-term investments, debt issuance costs, and accrued debt premium.

LSI CORPORATION
Selected Financial Information (GAAP)
(In millions)
(Unaudited)

	Three Months Ended
	April 5,	December 31,	March 30,
	2009	2008	2008

Semiconductor revenues	$325.0	$373.8	$458.8
Storage Systems revenues	$157.3	$236.2	$201.9
Total revenues	$482.3	$610.0	$660.7
Percentage change in revenues-qtr./qtr. (a)	-20.9%	-14.6%	-10.8%
Percentage change in revenues-yr./yr. (b)	-27.0%	-17.7%	42.0%

Days sales outstanding	51	45	45
Days of inventory	58	52	58
Current ratio	2.3	2.3	2.7
Quick ratio	1.8	1.8	2.2

Gross margin as a percentage of revenues	35.3%	37.2%	39.3%
R&D as a percentage of revenues	32.2%	26.7%	25.7%
SG&A as a percentage of revenues	17.4%	16.3%	15.0%

Employees (c)	5,310	5,488	5,351
Revenues per employee (in thousands) (d)	$363.3	$444.6	$493.9

Selected Cash Flow Information:
Purchases of property and equipment (e)	$10.2	$17.1	$21.1
Depreciation and amortization (f)	$22.5	$23.1	$21.9

(a)	Represents sequential quarterly change in revenues.

(b)	Represents change in revenues in the quarter presented as compared to the same quarter of the previous year.

(c)	Actual number of employees at the end of each period presented.

(d)	Revenues per employee is calculated by annualizing revenues for each quarter presented and dividing it by the number of employees.

(e)	Excludes purchases of software.

(f)	Represents depreciation of fixed assets and amortization of software.